EXHIBIT 5


                         INVESTMENT ADVISORY AGREEMENT


     Investment Advisory Agreement ("Agreement") made this 30 day of October, 1997 between MONUMENT SERIES FUND, INC., a Maryland corporation (the
"Company"), and MONUMENT ADVISORS, LTD., a Maryland corporation (the "Advisor") (collectively, the "Parties").


     WHEREAS, the Company is organized and intends to operate as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended, (the "Act"), and will register shares of each Portfolio (defined below) under the Securities Act of 1933 ("1933 Act"), to the extent required thereby, on Form N-1A (collectively, "Registration Statement"); and

     WHEREAS, the Company's Articles of Incorporation ("Articles") permit the Company's Board of Directors ("Board" or "Directors") to establish and authorize the issuance of shares of one or more series of common stock
("series") representing separate investment portfolios, each with its own investment objectives, program, policies and restrictions; and

     WHEREAS, the Board has established and authorized the issuance of the shares of the series listed on Schedule A hereto (each, a "Portfolio" and collectively, the "Portfolios"), as the same may be amended from time to time by mutual written agreement of the Parties ("Schedule A"); and

     WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged principally in the business of rendering investment advisory services; and

     WHEREAS, the Company desires to have the Advisor perform the investment advisory services and provide the facilities described herein, and the Advisor desires to provide these services and facilities to the Company and each Portfolio thereof; and

     WHEREAS, the Company has entered into a Custody and Investment Accounting Agreement, a Transfer Agency and Service Agreement, and an Administration Agreement with other entities pursuant to which these entities have agreed to provide a range of services to the Company and each Portfolio thereof.

     NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties agree as follows:

     1.   APPOINTMENT OF THE ADVISOR.

     (a) The Company hereby appoints the Advisor, and the Advisor hereby accepts such appointment, to act as the investment adviser to each Portfolio for the period and on the terms herein set forth, for the compensation provided on Schedule A hereto.

     (b) The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Company or any Portfolio in any way or otherwise be deemed an agent of the Company.


     2.   SERVICES AND FACILITIES TO BE PROVIDED BY THE Advisor.

     The Advisor, at its own expense or pursuant to arrangements with others to bear the expenses, shall furnish the services and facilities described below to the Company, on behalf of each Portfolio, subject to the overall supervision and review of the Company's Board of Directors and in accordance with, as in effect from time to time, the provisions of the Company's Articles, By-Laws, Registration Statement, and applicable law (including, without limitation, the Act, the 1933 Act, and the Internal Revenue Code) and, to the extent necessary or appropriate, in coordination with service agreements entered into by the Company with other entities, such as, for example, the Company's Custody and Investment Accounting Agreement, Transfer Agency and Service Agreement, and Administration Agreement. The Advisor shall give the Company and each Portfolio the benefit of its best judgment and efforts in rendering its services as investment adviser.

     (a) INVESTMENT  PROGRAM.  The  Advisor  shall  continuously  furnish   an
investment program for each Portfolio. In connection therewith, the Advisor shall:

     (i) determine what investments each Portfolio shall purchase, hold, sell, or exchange and what portion, if any, of each Portfolio's assets shall remain uninvested, and shall take such steps as may be necessary to implement the same;

     (ii) determine the manner in which to exercise any voting rights, rights to consent to corporate action, or other rights pertaining to a Portfolio's investment securities; and

     (iii) render regular reports to the Company, at regular meetings of its Board and at such other times as may be reasonably requested by the
     Board, of (w) the decisions which it has made with respect to the investment of the assets of each Portfolio and the purchase and sale of its investment securities, (x) the reasons for such decisions, (y) the extent to which it has implemented those decisions, and (z) the manner in which it has exercised any voting rights, rights to consent to corporate action, or other rights pertaining to a Portfolio's investment securities.

     (b) PORTFOLIO SECURITIES TRANSACTIONS. The Advisor, subject to and in accordance with any directions that the Board may issue from time to time, shall place orders for the execution of each Portfolio's securities transactions. When placing orders, the Advisor shall seek to obtain the best net price and execution ("best execution") for each Portfolio, but this requirement shall not be deemed to obligate the Advisor to place any order solely on the basis of obtaining the lowest commission rate if the other standards set forth in this section have been satisfied. The Parties recognize that there are likely to be many cases in which different broker-dealers are equally able to provide best execution and that, in selecting among such broker-dealers with respect to particular trades, it may be desirable to choose those broker-dealers who furnish research, statistical, quotations and other information to the Company and its Portfolios, as well as the Advisor, in accordance with the standards set forth below. Moreover, to the extent that it continues to be lawful to do so and so long as the Board determines that a Portfolio will benefit, directly or indirectly, by doing so, the Advisor may place orders with a broker-dealer who charges a commission for a securities transaction which is in excess of the amount of commission that another broker-dealer would have charged for effecting that transaction, provided that the excess commission is reasonable in relation to the value of "brokerage and research services" (as defined in Section 28(e)(3) of the Securities Exchange Act of 1934) provided by that broker-dealer. Accordingly, the Company, on behalf of each Portfolio, and the Advisor agree that the Advisor shall select broker-dealers for the execution of each Portfolio's transactions from among:

     (i) those broker-dealers who provide quotations and other services to the Company, with respect to one or more Portfolios, specifically including the quotations necessary to determine the net assets of the Portfolios, in such amount of total brokerage as may reasonably be required in light of such services; and

     (ii) those broker-dealers who supply research, statistical and other data to the Advisor or its affiliates, which the Advisor or its affiliates may lawfully and appropriately use in their investment advisory capacities, which relate directly to securities, actual or potential, of the Portfolios, or which place the Advisor in a better position to make decisions in connection with the management of each Portfolio's assets, whether or not such data may also be useful to the Advisor and its affiliates in managing other portfolios or advising other clients, in such amount of total brokerage as may reasonably be required. The Advisor also may consider the sale of Portfolio shares as a factor in the selection of broker-dealers to execute each Portfolio's securities transactions, subject to the Advisor's obligation to seek best execution for each Portfolio.

The Advisor shall render regular reports to the Company, not less frequently than quarterly, of how much total brokerage business has been placed by the Advisor with broker-dealers falling into each of the categories referred to above and the manner in which the allocation has been accomplished. The Advisor agrees that no investment decision will be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Advisor's paramount duty to obtain the best execution for the Company.

     (c) TENDER  OFFER  SOLICITATION  FEES.  The  Advisor  shall use  its best efforts to recapture all available tender offer solicitation fees in connection with tenders of the securities of any Portfolio, and any similar payments, provided, however, that neither the Advisor, nor any affiliate of the Advisor shall be required to register as a broker-dealer for this purpose. The Advisor shall advise the Board of any fees or payments of whatever type that it may be possible for the Advisor or an affiliate of the Advisor to receive in connection with the purchase or sale of investment securities for any Portfolio.

     (d) VALUATION OF INVESTMENTS. The Advisor shall assist the custodian of the Company's assets ("Custodian") in (i) valuing the securities of each Portfolio in such manner and on such basis as described in the then-current prospectus and statement of additional information of the Company and (ii) calculating the net asset value per share of each Portfolio, as described in the then-current prospectus and statement of additional information of the Company, at the close of the regular trading of the New York Stock Exchange (the "Exchange"), usually 4:00 p.m. Eastern time, each Monday through Friday, except days on which the Exchange is closed. The Company shall provide, or arrange for others to provide, all necessary information for the calculation of the net asset value per share of each Portfolio, including the total number of shares outstanding of each Portfolio. The Company shall arrange for the Custodian to provide the Advisor or its designee with the net asset value per share of each Portfolio as soon as reasonably practical each day after the net asset value per share has been calculated.

     (e) ASSISTANCE WITH REGULATORY MATTERS. The Advisor shall provide such assistance, cooperation, and information to the Company or its designee, as the same may reasonably request from time to time, with respect to the the following matters:

     (i) the preparation, amendment, filing, and/or delivery of the Company's registration statement, regulatory reports, periodic reports to shareholders and other documents (including tax returns), required by applicable law; and

     (ii) the development, implementation, maintenance, and monitoring of a compliance program for assuring compliance with all federal and state securities law matters.

The Parties acknowledge that the Company or its designee shall have primary responsibility for the foregoing matters.

        (f)  INFORMATION,  RECORDS, AND CONFIDENTIALITY.

     (i) The Company or its designees shall provide timely information to the Advisor regarding such matters as purchases and redemptions of shares of each Portfolio, the cash requirements and cash available for investment in each Portfolio, and all other information as may be reasonably necessary or appropriate for the Advisor to perform its responsibilities hereunder.

     (ii) The Company shall own and control all records maintained hereunder by the Advisor on the Company's behalf and, upon request of the Company or in the event of termination of this Agreement with respect to any Portfolio for any reason, the Advisor shall promptly return to the Company all records relating to that Portfolio, free from any claim or retention of rights by the Advisor and without charge by the Advisor except for the Advisor's direct expense.

     (iii) The Advisor shall not disclose or use any records or information obtained pursuant hereto except as expressly authorized herein, and shall keep confidential any information obtained pursuant hereto, and disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state regulatory authorities.

     (g) FACILITIES AND PERSONNEL. The Advisor shall, at its expense, furnish to the Company adequate facilities and personnel necessary for the Directors and officers of the Company to manage the affairs and conduct of the Company's business, including maintaining all internal bookkeeping, accounting and auditing services and records in connection with the Company's investment and business activities. The foregoing shall not be construed to require the Advisor to provide facilities or personnel to any third party service provider retained by the Company. Such facilities and personnel shall include:

     (i) office space, which may be space within the offices of the Advisor or in such other place as may be agreed upon from time to time,

     (ii) office furnishings and supplies, including telephone service, utilities, and simple business equipment, and

     (iii) executive, secretarial and clerical personnel as may be reasonably requested by the Company.

The Advisor shall compensate all Directors, officers and employees of the Company who are directors, officers, stockholders, or employees of the Advisor or its affiliates.

     (h) DELEGATION TO SUB-ADVISORS. Subject to the approval of the Board and the shareholders of the Portfolios, the Advisor may delegate to a sub-advisor certain of its duties herein, provided that the Advisor shall continue to supervise the performance of any such sub-advisor.

     3.   EXPENSES OF THE COMPANY.

     Except for expenses that the Advisor expressly assumes pursuant to this Agreement, the Company shall bear, or cause others to bear, all expenses for its operations and activities, and shall cause the Advisor to be reimbursed, by the Company or others, for any such expense that the Advisor incurs. The expenses borne by the Company include, without limitation:

     (a)   fees and expenses paid to the Advisor as provided herein;

     (b)   expenses of all audits by independent public accountants;

     (c) expenses of transfer or dividend disbursing agent, registrar, Custodian, or depository appointed for safekeeping of each Portfolio's cash, securities, and other property, and shareholder record-keeping services, including the expenses of issuing, repurchasing or redeeming Portfolio shares;

     (d) expenses of obtaining quotations for calculating the value of the net assets of each Portfolio;

     (e) salaries and other compensation of executive officers of the Company who are not directors, officers, stockholders or employees of the Advisor or its affiliates;

     (f) all taxes levied against the Company, including issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies;

     (g) brokerage fees and commissions in connection with the purchase and sale of securities for each Portfolio, and similar fees and charges for the acquisition, disposition, lending or borrowing of such securities;

     (h)   costs, including the interest expense, of borrowing money;

     (i) costs incident to meetings of the Board and shareholders of the Company, (exclusive of costs of those Directors and employees of the Company who are "interested persons" of the Company within the meaning of the Act);

     (j) fees and expenses of Directors who are not "interested persons" of the Company within the meaning of the Act;

     (k) legal fees, including the legal fees related to the registration and continued qualification of the shares of each Portfolio for sale;

     (l) costs and expense of registering and maintaining the registration of the Company and the shares of each Portfolio under federal law, and making and maintaining any notice filings and fees required under any applicable State laws;

     (m) the preparation, setting in type, printing in quantity and distribution of materials distributed to then-current shareholders of each Portfolio of such materials as prospectuses, statements of additional information, supplements to prospectuses and statements of additional information, periodic reports, communications, and proxy materials (including proxy statements and proxy cards) relating to the Company or the Portfolio and the processing, including tabulation, of the results of voting instruction and proxy solicitations;

     (n) the fees and expenses involved in the preparation of all reports as required by federal or state law;

     (o)   postage;

     (p) extraordinary or non-recurring expenses, such as legal claims and liabilities and litigation costs and indemnification payments by the Company in connection therewith;

     (q) trade association dues for the Investment Company Institute or similar organizations; and

     (r) the cost of the fidelity bond required by Rule 17g-1 under the Act, and any errors and omissions or other liability insurance premiums covering the Directors, officers, and employees.


     4.   COMPENSATION OF THE ADVISOR.

     As compensation to the Advisor for services rendered and facilities furnished hereunder, the Company shall pay the Advisor a fee in the amount and manner set forth in Schedule A. The fee shall be reduced by any tender solicitation fees received by the Advisor, or any affiliated person of the Advisor, in connection with the tender of investments of any Portfolio or any similar payments (less any direct expenses incurred by the Advisor, or any affiliated person of the Advisor, in connection with such fees or payments).


     5.   ACTIVITIES OF THE ADVISOR.

     The services of the Advisor to the Company under this Agreement are not exclusive, and the Advisor and any of its affiliates shall be free to render similar services to others, so long as its services hereunder are not impaired thereby. Subject to and in accordance with the Company's Articles, By-Laws, the Articles of Incorporation and By-Laws of the Adviser, and any applicable requirements of the Act, it is understood that Directors, officers, agents and shareholders of the Company are or may be interested persons of the Advisor or its affiliates as directors, officers, agents, or stockholders, or otherwise; that directors, officers, agents, or stockholders, of the Advisor or its affiliates are or may be interested persons of the Company as Directors, officers, agents, shareholders or otherwise; that the Advisor or its affiliates may be interested in the Company as shareholders or otherwise; and the effect of such interest shall be governed by the Act.


     6.   LIABILITIES OF THE ADVISOR.

     The Advisor shall indemnify and hold harmless the Company and each of its Directors and officers (or former Directors and officers) and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, "Indemnitees") from all loss, cost, liability, claim, damage, or expense (including the reasonable cost of investigating and defending against the same and any counsel fees reasonably incurred in connection therewith) incurred by any Indemnitees under the 1933 Act or under common law or otherwise which arise out of or are based upon or are a result of (i) the Advisor's willful misfeasance, bad faith, or negligence in the performance of its duties, or (ii) the reckless disregard of its obligations and duties under this Agreement, or that of its officers, agents, and employees, in the performance of this Agreement, or (iii) the failure at any time of any Portfolio to operate as a regulated investment company in compliance with Subchapter M of the Internal Revenue Code. This indemnity provision, however, shall not operate to protect any officer or Director of the Company from any liability to the Company or any shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

     In case any action shall be brought against any Indemnitee, the Advisor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Indemnitee, unless the Indemnitee shall have notified the Advisor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnitee (or after the Indemnitee shall have received notice of such service on any designated agent), but failure to notify the Advisor of any such claim shall not relieve it from liability to the Indemnitees against whom such action is brought otherwise than on account of this Section 6. The Advisor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Advisor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Indemnitees that are defendants in the suit. In the event the Advisor elects to assume the defense of any such suit and retain such counsel, the Indemnitees that are defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Advisor does not elect to assume the defense of any such suit, the Advisor will reimburse the Indemnitees that are defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Advisor shall promptly notify the Company of the commencement of any litigation or proceedings in connection with the issuance or sales of the shares.

     7.   TERM AND TERMINATION.

     (a) TERM. This Agreement shall become effective with respect to each Portfolio on the date hereof, or, with respect to any Portfolio subsequently included on Schedule A ("additional Portfolio"), on the date the Schedule is amended to include such Portfolio. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date of its execution with respect to each Portfolio and, with respect to each additional Portfolio, until two years following the date on which such Portfolio becomes a Portfolio hereunder, and shall continue in full force and effect thereafter with respect to each Portfolio so long as such continuance with respect to the Portfolio is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting securities of the Portfolio, and (b) in either event by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, the Directors may, from time to time, establish a new effective date for the continuance of this Agreement with respect to any Portfolio and/or additional Portfolio; provided, that such new effective date precedes the then current termination date of the Agreement. Any approval of this Agreement by the holders of a majority of the outstanding voting securities of any Portfolio shall be effective to continue this Agreement with respect to that Portfolio notwithstanding (i) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Company, unless such approval shall be required by any other applicable law or otherwise.

     (b) TERMINATION. This Agreement:

     (i) may at any time be terminated with respect to any Portfolio without the payment of any penalty either by vote of the Board or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to the Advisor;

     (ii) shall automatically and immediately terminate in the event of its assignment; and

     (iii) may be terminated with respect to any Portfolio by the Advisor on 60 days' written notice to the Company.


     8.   DEFINITIONS.

     As used herein, the terms "net asset value," "offering price," "investment company," "open-end management investment company," "assignment," "investment adviser," "interested person," "affiliated person," and "majority of the outstanding voting securities" shall have the meanings set forth in the 1933 Act or the Act, and the rules and regulations thereunder. Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles, By-Laws, or any applicable statute or regulation.

     9.   NOTICES.

     Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the address of both the Company and the Advisor shall be 8377 Cherry Lane, Laurel, Maryland 20707.


     10. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


     11. CONFIDENTIALITY.

     The Advisor shall not disclose or use any records or information obtained pursuant to this Agreement, pursuant to its relationship with the Company, or in the course of discharging its obligations hereunder, in any manner whatsoever except as expressly authorized by this Agreement or in a writing by the Company, or as expressly required by applicable federal or state regulatory authorities.


     12. APPLICABLE LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, notwithstanding the conflict of laws provisions thereof, and shall be construed to promote the operation of the Company as an open-end management investment company.


     13. PARTIES TO COOPERATE.

     The Company and the Advisor agree to fully cooperate with each other in assuring compliance under this Agreement with all federal and state laws and regulations.


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

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed effective as of the date first written above.



                                              MONUMENT SERIES FUND, INC.


                                              By:/s/DAVID A. KUGLER
                                                 ---------------------
                                                 David A. Kugler
                                                 President

ATTEST



By:/s/HERBERT KLEIN, III
   ---------------------
   Herbert Klein, III
   Secretary


                                              MONUMENT ADVISORS, LTD.


                                              By:/s/DAVID A. KUGLER
                                                 ---------------------
                                                 David A. Kugler
                                                 President


ATTEST


By:/s/HERBERT KLEIN, III
   ---------------------
   Herbert Klein, III
   Secretary

                                                                    SCHEDULE A

     This schedule is an integral part of the Agreement to which it is attached. Capitalized terms used herein have the same meaning as given to them in the Agreement, except as otherwise noted. This schedule sets out the names of the Portfolios covered by the Agreement and the compensation of the Advisor for services rendered and facilities furnished with respect thereto.

     The Company shall pay the Advisor, as full compensation for all services rendered and all facilities furnished under the Agreement, an annual fee, payable at the end of each calendar month, determined by applying the annual rates set out below to the average daily net assets of each Portfolio named below. The average daily net asset value of the Portfolios shall be determined in the manner set forth in the Company's Articles and Registration Statement.

 PORTFOLIO:

                   MONUMENT WASHINGTON REGIONAL GROWTH FUND

 ADVISORY FEE:

         Net Assets                                         Annual Rates
         ----------                                         ------------
         First $50,000,000                                  1.00%
         Next $50,000,000                                   0.75%
         Over $100,000,000                                  0.625%


 PORTFOLIO:

              MONUMENT WASHINGTON REGIONAL AGGRESSIVE GROWTH FUND

         Net Assets                                         Annual Rates
         ----------                                         ------------
         First $50,000,000                                  1.00%
         Next $50,000,000                                   0.75%
         Over $100,000,000                                  0.625%


         Adopted:  30 October, 1997
         Last Amended:  Not applicable



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